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                                    EXHIBIT 10.3

                             PROMISSORY NOTE (SECURED)

$18,000,000.00           CHICAGO, ILLINOIS                        JULY 15, 1998
                                                              DUE JULY 31, 2000

     FOR VALUE RECEIVED, the undersigned (jointly and severally if more than one) ("Borrower"), promises to pay to the order of AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO ("Bank"), at its principal place of business in Chicago, Illinois or such other place as Bank may designate from time to time hereafter, the principal sum of EIGHTEEN MILLION AND NO/100 DOLLARS, or such lesser principal sum as may then be owed by Borrower to Bank hereunder, which sum shall be due and payable on July 31, 2000.

     This Note restates and replaces a Promissory Note (Secured) in the principal amount of $l8,000,000.00, dated September 24, 1997 executed by Borrower in favor of Bank (the "Prior Note") and is not a repayment or novation of the Prior Note.

     Borrower's obligations and liabilities to Bank under this Note, and all other obligations and liabilities of Borrower to Bank (including without limitation all debts, claims and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, including those evidenced in rate hedging agreements designed to protect the Borrower from the fluctuation of interest rates, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Note, any agreement, instrument or document heretofore, now or from time to time hereafter executed and delivered to Bank by or on behalf of Borrower, or by oral agreement or operation of law or otherwise shall be defined and referred to herein as "Borrower's Liabilities."

     Borrower may draw up to EIGHTEEN THOUSAND AND NO/100 DOLLARS
($18,000.00) hereunder for Corporate VISA, pursuant to Borrower's VISA Business Card Agreement (the "Corporate VISA sub-facility").

     The unpaid principal balance of Borrower's Liabilities due hereunder shall bear interest from the date of disbursement until paid, computed as follows: a) at a daily rate equal to the daily rate equivalent of 0.00DEG. /. per annum (computed on the basis of a 360-day year and actual days elapsed) in excess of the rate of interest announced or published publicly from time to time by Bank as its prime or base rate of interest (the "Base Rate"); or
b) Borrower may choose to borrow at LABOR + 150, +175 or +200 basis points, as set forth in the London Interbank Offered Rate Borrowing Agreement of even date herewith; PROVIDED, HOWEVER, that in the event that any of Borrower's Liabilities are not paid when due, the unpaid amount of Borrower's Liabilities shall bear interest after the due date until paid at a rate equal to the sum of the rate that would otherwise be in effect plus 3%.


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     The rate of interest to be charged by Bank to Borrower shall fluctuate hereafter from time to time concurrently with, and in an amount equal to, each increase or decrease in the Base Rate, whichever is applicable.

     Accrued interest shall be payable by Borrower to Bank on the same day of each month, and at maturity, commencing with the last day of July, 1998, or as billed by Bank to Borrower, at Bank's principal place of business, or at such other place as Bank may designate from time to time hereafter. After maturity, accrued interest on all of Borrowers Liabilities shall be payable on demand.

     Borrower warrants and represents to Bank that Borrower shall use the proceeds represented by this Note solely for proper business purposes and consistently with all applicable laws and statutes.

     To secure the prompt payment to Bank of Borrower's Liabilities and the prompt, full and faithful performance by Borrower of all of the provisions to be kept, observed or performed by Borrower under this Note and/or any other agreement, instrument or document heretofore, now and/or from time to time hereafter delivered by or on behalf of Borrower to Bank, Borrower grants to Bank a security interest in and to the following property: (a) all of Borrower's now existing and/or owned and hereafter arising or acquired monies, reserves, deposits, deposit accounts and interest or dividends thereon, securities, cash, cash equivalents and other property now or at any time or times hereafter in the possession or under the control of Bank or its bailee for any purpose; (b) ALL BUSINESS ASSETS OF BORROWER PURSUANT TO LOAN AND SECURITY AGREEMENT OF EVEN DATE HEREWITH, AS AMENDED FROM TIME TO TIME, BY AND BETWEEN BORROWER AND BANK; and (c) all substitutions, renewals, improvements, accessions or additions thereto, replacements, offspring, rents, issues, profits, returns, products and proceeds thereof, including without limitation proceeds of insurance policies insuring the foregoing collateral (all of the foregoing property is referred to herein individually and collectively as "Collateral").

     Regardless of the adequacy of the Collateral, any deposits or other sums at any time credited by or payable or due from Bank to Borrower, or any monies, cash, cash equivalents, securities, instruments, documents or other assets of Borrower in the possession or control of Bank or its bailee for any purpose, may be reduced to cash and applied by Bank to or setoff by Bank against Borrower's Liabilities.

     Borrower agrees to deliver to Bank immediately upon Bank's demand, such additional collateral as Bank may request from time to time should the value of the Collateral (in Bank's sole and exclusive opinion) decline, deteriorate, depreciate or become impaired, including without limitation a change in the financial condition of Borrower or any party liable with respect to Borrower's Liabilities, and does hereby grant to Bank a continuing security interest in such other collateral, which shall be deemed to be a part of the Collateral. Borrower shall execute and deliver to Bank, at any time upon Bank's demand, all agreements, instruments, documents and other written matter that Bank may request, in form and substance acceptable to Bank, to perfect and maintain perfected Bank's security interest in the Collateral or any additional collateral. Borrower agrees that a carbon, photographic or photostatic copy, or other


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reproduction, of this Note or of any financing statement, shall be sufficient as a financing statement.

     Bank may take, and Borrower hereby waives notice of, any action from time to time that Bank may deem necessary or appropriate to maintain or protect the Collateral, and Bank's security interest therein, and in particular Bank may at any time (i) transfer the whole or any part of the Collateral into the name of the Bank or its nominee, (ii) collect any amounts due on Collateral directly from persons obligated thereon, (iii) take control of any proceeds and products of Collateral, and/or (iv) sue or make any compromise or settlement with respect to any Collateral. Borrower hereby releases Bank from any and all causes of action or claims which Borrower may now or hereafter have for any asserted loss or damage to Borrower claimed to be caused by or arising from: (a) Bank's taking any action permitted by this paragraph; (b) any failure of Bank to protect, enforce or collect in whole or in part any of the Collateral; and/or (c) any other act or omission to act on the part of Bank, its officers, agents or employees, except for willful misconduct.

     The occurrence of any one of the following events shall constitute a default by the Borrower ("Event of Default") under this Note: (a) if Borrower fails to pay any of Borrower's Liabilities when due and payable or declared due and payable (whether by scheduled maturity, required payment, acceleration, demand or otherwise); (b) if Borrower or any guarantor of any of Borrower's Liabilities fails or neglects to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Note; (c) occurrence of a default or event of default under any agreement, instrument or document heretofore, now or at any time hereafter delivered by or on behalf of Borrower to Bank; (d) occurrence of a default or an event of default under any agreement, instrument or document heretofore, now or at any time hereafter delivered to Bank by any guarantor of Borrower's Liabilities or by any person or entity which has granted to Bank a security interest or lien in and to some or all of such person's or entity's real or personal property to secure the payment of Borrower's Liabilities; (e) if the Collateral or any other of Borrower's assets are attached, seized, subjected to a writ, or are levied upon or become subject to any lien or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; (f) if a notice of lien greater than $50,000, levy or assessment is filed of record or given to Borrower with respect to all or any of Borrower's assets by any federal, state or local department or agency; (g) if Borrower or any guarantor of Borrower's Liabilities becomes insolvent or generally fails to pay or admits in writing its inability to pay debts as they become due, if a petition under Title 11 of the United States Code or any similar law or regulation is filed by or against Borrower or any such guarantor, if Borrower or any such guarantor shall make an assignment for the benefit of creditors, if any case or proceeding is filed by or against Borrower or any such guarantor for its dissolution or liquidation, or if Borrower or any such guarantor is enjoined, restrained or in any way prevented by court order from conducting all or any ( material part of its business affairs; (h) the appointment of a conservator for all or any portion of Borrower's assets or the Collateral; (i) the revocation, termination or cancellation of any guaranty of Borrower's Liabilities without written consent of Bank; (j) if a contribution failure occurs with respect to any pension plan maintained by Borrower or any corporation, trade or business that is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses (as described in Sections 414(b) and (c) of the Internal Revenue Code of 1986 or Section 4001 of the Employee


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Retirement Income Security Act of 1974, as amended, "ERISA") sufficient to give rise to a lien under Section 302(f) of ERISA; (k) if Borrower or any guarantor of Borrower's Liabilities is in default in the payment of any obligations, indebtedness or other liabilities to any third party and such default is declared and is not cured within the time, if any/, specified therefor in any agreement governing the same; (1) if any material statement, report or certificate made or delivered by Borrower, any of Borrower's partners, officers, employees or agents or any Guarantor of Borrower's Liabilities is not true and correct.

     Upon the occurrence of an Event of Default, at Bank's option, without notice by Bank to or demand by Bank of Borrower: (i) all of Borrower's Liabilities shall be immediately due and payable; (ii) Bank may exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant jurisdiction and any other applicable law upon default by a debtor; (iii) Bank may enter, with or without process of law and without breach of the peace, any premises where the Collateral is or may be located, and may seize or remove the Collateral from said premises and/or remain upon said premises and use the same for the purpose of collecting, preparing and disposing of the Collateral; and/or (iv) Bank may sell or otherwise dispose of the Collateral at public or private sale for cash or credit, provided, however, that Borrower shall be credited with the net proceeds of any such sale only when the same are actually received by Bank.

     Upon an Event of Default, Borrower, immediately upon demand by Bank, shall assemble the Collateral and make it available to Bank at a place or places to be designated by Bank which is reasonably convenient to Bank and Borrower.

     All of Bank's rights and remedies under this Note are cumulative and non-exclusive. The acceptance by Bank of any partial payment made hereunder after the time when any of Borrower's Liabilities become due and payable will not establish a custom or waive any rights of Bank to enforce prompt payment hereof. Bank's failure to require strict performance by Borrower of any provision of this Note shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any waiver of an Event of Default hereunder shall not suspend, waive or affect any other Event of Default hereunder. Borrower and every endorser waive presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal' of this Note, and hereby ratify and confirm Bank may do in this regard. Borrower further waives any and all notice or demand to which Borrower might be entitled with respect to this Note by virtue of any applicable statute or law (to the extent permitted by law).

     Borrower agrees to pay, immediately upon. demand by Bank, any and all costs, fees and expenses (including reasonable attorneys' fees, costs and expenses) incurred by Bank (i) in enforcing any of Bank's rights hereunder, and (ii) in representing Bank in any litigation, contest, suit or dispute, or to commence, defend or intervene or to take any action with respect to any litigation, contest, suit or dispute (whether instituted by Bank, Borrower or any other person) in any way relating to this Note, Borrower's Liabilities or the Collateral, and to the extent not paid the same shall become part of Borrower's Liabilities.


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     This Note shall be deemed to have been submitted by Borrower to Bank and to have been made at Bank's principal place of business. This Note shall be governed and controlled by the internal laws of the State of Illinois and not the law of conflicts.

     Advances under this Note may be made by Bank upon oral or written request of any person authorized to make such requests on behalf of Borrower ("Authorized Person"). Borrower agrees that Bank may act on requests which Bank in good faith believes to be made by an Authorized Person, regardless of whether such requests are in fact made by an Authorized Person. Any such advance shall be conclusively presumed to have been made by Bank to or for the benefit of Borrower. Borrower does hereby irrevocably confirm, ratify and approve all such advances by Bank and agrees to indemnify Bank against any and all losses and expenses (including reasonable attorneys' fees) and shall hold Bank harmless with respect thereto.

     TO INDUCE BANK TO ACCEPT THIS NOTE, BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO BANK'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS NOTE SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. BOMOWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BOMOWER BY BANK IN ACCORDANCE WITH THIS PARAGRAPH.

     BORROWER IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS NOTE OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS NOTE OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREES THAT ANY SUCH ACTION, SUIT, COUNTERCLAIM OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

2001 N. Janice                          TOTAL CONTROL PRODUCTS, INC.
Melrose Park, Illinois 60163            an Illinois Corporation


                                        By:  /s/ Nicholas T. Gihl
                                        Nicholas T. Gihl, President